Exhibit 99.3

Q2 2018 highlights: A business poem

In Q2, we definitely grew

$141.9M in revenue

We launched The Suite and Zendesk Connect

And have a new Chief People Officer on deck

Our office in Dublin officially opened

The Future of CX was confidently spoken

We showed our pride and werked that stage

Launched our Diversity and Inclusion page

A big ol’ thanks to customers like these

Now if you’ll excuse me, I think I might sneeze

Rhyming is hard. Customer support software shouldn’t be.

Exhibit 99.3

zendesk

Q2 2018 highlights:
A business poem



In Q2, we definitely grew



$141.9M
in revenue


The Zendesk Suite
support
guide
talk
chat

We launched
The Suite and
Zendesk Connect



And have a new Chief People Officer on deck



Our office in Dublin officially opened



The Future of CX was confidently spoken



We showed our pride and werked that stage


zendesk
Products
Pricing
Demo
Solutions
Services
Resources
People first
Astha
Craig
Allison
Dipesh
Anthony
Solu

Launched our Diversity and Inclusion page

afterpay

IDEX CORPORATION

CASIO

NETFLIX

Hahn Air

Southern Phone

HENRY SCHEIN®
MEDICAL SYSTEMS

tigo

A big ol' thanks to customers like these



Now if you'll
excuse me, I think
I might sneeze

Rhyming is hard.
Customer support
software shouldn't be.

zendesk